Exhibit 99.1

NEWS RELEASE

Enbridge Increases Dividend by 9.8%, Announces 2020 Financial Guidance and Provides Update on Strategic Priorities

CALGARY, ALBERTA, December 10, 2019 - Enbridge Inc. (Enbridge or the Company) (TSX:ENB)(NYSE:ENB) announced its 2020 dividend and financial guidance and provided an update on its strategic priorities, which will be further discussed at the Company's investor conference today in New York.

Highlights

•	A 9.8% increase in the Company's common share dividend to $0.81/quarter ($3.24 annually), effective March 1, 2020.
•	Updated 2020 financial guidance: EBITDA of approximately $13.7 billion; DCF per share of $4.50 to $4.80 per share
•	Re-affirmation of 5%-7% average long term annual DCF per share growth outlook, based on an equity self-funded model
•	Advancement of Liquids Pipelines U.S. Gulf Coast integrated value chain strategy
•	Canadian segment of the Line 3 Replacement project placed into service
•	Additional spill modelling work on Line 3 Replacement project completed; revised Final Environmental Impact Statement (FEIS) submitted to Minnesota Public Utilities Commission (MPUC)
•	Regulatory application for Liquids Mainline contracting expected to be filed before year-end

Strategic Plan

In 2019, Enbridge successfully completed the 3-year strategic plan it set out following the acquisition of Spectra Energy in early 2017. Since the acquisition, the Company has fully integrated the Spectra assets, streamlined its business portfolio through $8 billion of non-core asset sales, substantially simplified its corporate structure through the buy-in of four sponsored vehicles, and significantly enhanced its financial strength and flexibility, all while continuing to deliver solid operating and financial performance. Today, Enbridge’s low risk profile, diversified business mix and strategically located assets generate highly reliable cash flows and the Company is well positioned for continued growth.

In its 2020 Strategic Plan, the Company is focused on maintaining resilience and prudently growing its three world-class core franchises: Liquids Pipelines, Gas Transmission, and Gas Distribution and Storage. Specific priorities include:

•	Ensuring safe and reliable operations and provision of effective and cost-efficient transportation solutions for customers
•	Enhance the business through asset optimization, cost efficiencies and low-risk growth
•	Executing on $11 billion secured growth capital program, including the U.S. segment of the Line 3 Replacement project
•	Growing core businesses through capital efficient organic growth, disciplined capital allocation, and preservation of balance sheet strength and flexibility

CEO Comment

Commenting on the strategic plan, Al Monaco, President and CEO of Enbridge noted: “Our assets are essential to meeting North America’s standard of living and economic growth. With the significant repositioning of the Company now complete following the Spectra transaction, our asset base and low risk business model position us very well for the future.

“While we make changes to our plans and priorities to adapt to the business environment, one thing that will always stay the same is our focus on the safety and reliability of our systems – this is the single most important priority for everyone at Enbridge.

“In the near term, our emphasis will be on capital efficient in-franchise growth and executing our secured capital projects. We’ll continue to maximize operational and financial performance to provide unique value to our customers. Over the medium to longer term, Enbridge’s diversified asset base, integrated infrastructure networks and extensive reach provide us with many opportunities to extend growth. Post 2020, we expect embedded growth and new organic opportunities to generate annual DCF/share growth of 5-7%, on average, within a self-funded model.

“We will maintain a disciplined approach to capital allocation. Our near-term priorities on that front are unchanged, as we focus on preserving our strong balance sheet, returning capital to shareholders through our dividend and executing on low risk, capital efficient organic growth opportunities.

“For the last 25 years, we’ve reliably grown the business and returned capital to shareholders through our dividend, which has consistently grown by 11% annually on average over this time frame. We are pleased to be providing our shareholders with another strong dividend increase for 2020, which reflects the strength of our business, our confidence in the future and our ability to meet the needs of our customers during both attractive and challenging commodity cycles and industry conditions.”

2020 Financial Outlook

Enbridge provided updated guidance for earnings before interest, taxes, depreciation and amortization (EBITDA) for 2020 of approximately $13.7 billion and an updated guidance range of distributable cash flow per share (DCF/share) for 2020 of $4.50 to $4.80 per share.

Separately, Enbridge announced that the quarterly dividend for 2020 will be increased by 9.8% to $0.81 per share, commencing with the dividend payable on March 1, 2020, to shareholders of record on February 14, 2020.

Business Development Updates

Liquids USGC Strategy

Yesterday, Enbridge announced a letter of intent with Enterprise Products Partners L.P. to jointly develop the U.S. Gulf Coast (USGC) deep-water Sea Port Oil Terminal export facility capable of fully loading Very Large Crude Carriers, subject to the facility receiving a deep-water port license. In addition, Enbridge will advance the development of the Jones Creek Crude Oil Terminal, which will be fully integrated with the Seaway pipeline system and will provide connectivity to local refineries as well as export facilities. In addition to already announced plans to consider an expansion of the Seaway system, these initiatives represent a significant step in Enbridge’s USGC strategy to provide customers with enhanced flexibility and last mile connectivity for light and heavy crude shipments to export markets and local refineries.

Line 3 Replacement

On December 1, Enbridge began service on the Canadian segment of the Line 3 Replacement project. This will enhance the safety and reliability of the system in Canada while providing additional Mainline flexibility.

On December 9, the MPUC advised that the Minnesota Department of Commerce has issued an amended FEIS to reflect additional spill modelling work as directed by the Minnesota Court of Appeals. The MPUC has initiated a public comment period on the adequacy of the FEIS and what actions the MPUC should take with respect to the Certificate of Need and Route Permit. The public comment period closes on January 16, 2020 and provides for a one-day oral comment session for the public on December 19, 2019.

The Company will require further clarity on regulatory and permitting process and timing before it is in a position to assess the implications to the in-service date of the U.S. segment of the pipeline.

Mainline Contracting

Today, Enbridge notified the Canada Energy Regulator that it intends to file a regulatory application for contracting the Mainline system before the end of the year. Enbridge has strong support for this application from a cross section of producers, integrated producers and refiners representing a significant share of current system throughput and through its evidence will demonstrate that its proposed contract offering addresses customer needs and serves the public intertest.

Details of Enbridge’s Investor Conference

Enbridge will hold its annual investor conference to discuss the Company's strategic plan and financial outlook at 8:00 a.m. ET on Tuesday, December 10th, in New York City.

The conference will be webcast live on the Company's website and can be accessed via the following link: https://edge.media-server.com/mmc/p/6xikfumd

About Enbridge Inc.

Enbridge Inc. is a leading North American energy infrastructure company. We safely and reliably deliver the energy people need and want to fuel quality of life. Our core businesses include Liquids Pipelines, which transports approximately 25 percent of the crude oil produced in North America; Gas Transmission and Midstream, which transports approximately 20 percent of the natural gas consumed in the U.S.; and Utilities and Power Operations, which serves approximately 3.7 million retail customers in Ontario and Quebec, and generates approximately 1,750 MW of net renewable power in North America and Europe. The Company’s common shares trade on the Toronto and New York stock exchanges under the symbol ENB. For more information, visit www.enbridge.com

Forward-Looking Information

Forward-looking information, or forward-looking statements, have been included in this news release to provide information about Enbridge and its subsidiaries and affiliates, including management’s assessment of our and our subsidiaries’ future plans and operations. This information may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as ‘‘anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “likely”, “plan”, “project”, “target” and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking information or statements included or incorporated by reference in this document include, but are not limited to, statements with respect to the following: expected earnings before interest, income taxes and depreciation and amortization (EBITDA); expected earnings/(loss); expected earnings/(loss) per share; expected future cash flows and distributable cash flow (DCF) per share; expected future dividends; expected performance of the Liquids Pipelines, Gas Transmission and Midstream, Gas Distribution and Storage, Renewable Power Generation and Transmission, and Energy Services businesses; financial strength and flexibility; expectations on sources of liquidity and sufficiency of financial resources; expected costs related to announced projects and projects under construction; expected in-service dates for announced projects and projects under construction; expected capital expenditures; expected equity funding requirements for our commercially secured growth program; expected future growth and expansion opportunities; expectations about our joint venture partners’ ability to complete and finance projects under construction; expected closing of acquisitions and dispositions and expected timing thereof; expected future actions of regulators and related court proceedings; expectations regarding commodity prices; supply forecasts; expectations regarding the impact of the stock-for-stock merger transaction completed on February 27, 2017 between Enbridge and Spectra Energy Corp (the Merger Transaction) including our combined scale, financial flexibility, growth program, future business prospects and performance; the transactions undertaken to simplify our corporate structure; Line 3 Replacement Program, including matters relating to the Minnesota Public Utilities Commission and other regulators; Mainline System contracting and the regulatory application with respect thereto; our dividend payout policy; dividend growth and dividend payout expectation; and expectations resulting from the successful execution of our 2020 Strategic Plan.

Although we believe these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the expected supply of and demand for crude oil, natural gas, natural gas liquids (NGL) and renewable energy; prices of crude oil, natural gas, NGL and renewable energy; exchange rates; inflation; interest rates; availability and price of labor and construction materials; operational reliability; customer and regulatory approvals; maintenance of support and regulatory approvals for our projects; anticipated in-service dates; weather; the timing and closing of acquisitions and dispositions; the realization of anticipated benefits and synergies of the Merger Transaction; governmental legislation; the success of integration plans; impact of the dividend policy on our future cash flows; credit ratings; capital project funding; expected EBITDA; expected earnings/(loss); expected earnings/(loss) per share; expected future cash flows and estimated future dividends. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL and renewable energy, and the prices of these commodities, are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for our services. Similarly, exchange rates, inflation and interest rates impact the economies and business environments in which we operate and may impact levels of demand for our services and cost of inputs, and are therefore inherent in all forward-looking statements. Due to the interdependencies and correlation of these macroeconomic factors, the impact of any one assumption on a forward-looking statement cannot be determined with certainty, particularly with respect to expected EBITDA, expected earnings/(loss), expected earnings/(loss) per share, expected future cash flows and DCF per share and estimated future dividends. The most relevant assumptions associated with forward-looking statements regarding announced projects and projects under construction, including estimated completion dates and expected capital expenditures, include the following: the availability and price of labor and construction materials; the effects of inflation and foreign exchange rates on labor and material costs; the effects of interest rates on borrowing costs; the impact of weather and customer, government and regulatory approvals on construction and in-service schedules and cost recovery regimes.

Our forward-looking statements are subject to risks and uncertainties pertaining to operating performance, regulatory parameters, changes in regulations applicable to our business, acquisitions and dispositions, the realization of anticipated benefits and synergies of the Merger Transaction and the transactions undertaken to simplify our corporate structure, our dividend policy, project approval and support, renewals of rights-of-way, weather, economic and competitive conditions, public opinion, changes in tax laws and tax rates, changes in trade agreements, exchange rates, interest rates, commodity prices, political decisions and supply of and demand for commodities, including but not limited to those risks and uncertainties discussed in this news release and in our other filings with Canadian and United States securities regulators. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent and our future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by applicable law, Enbridge Inc. assumes no obligation to publicly update or revise any forward-looking statements made in this news release or otherwise, whether as a result of new information, future events or otherwise. All forward-looking statements, whether written or oral, attributable to us or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

Non-GAAP Measures

This news release makes reference to non-GAAP measures, including distributable cash flow (DCF) and DCF per share. DCF is defined as cash flow provided by operating activities before the impact of changes in operating assets and liabilities (including changes in environmental liabilities) less distributions to non-controlling interests and redeemable non-controlling interests, preference share dividends and maintenance capital expenditures, and further adjusted for unusual, non-recurring or non-operating factors. Management uses DCF to assess performance of the Company and to set its dividend payout target. Management believes the presentation of these measures gives useful information to investors and shareholders as they provide increased transparency and insight into the performance of the Company.

Reconciliations of forward-looking non-GAAP financial measures to comparable GAAP measures are not available due to the challenges and impracticability with estimating some of the items, particularly certain contingent liabilities and non-cash unrealized derivative fair value losses and gains which are subject to market variability. Because of those challenges, a reconciliation of forward-looking non-GAAP financial measures is not available without unreasonable effort.

The non-GAAP measures described above are not measures that have a standardized meaning prescribed by generally accepted accounting principles in the United States of America (U.S. GAAP) and are not U.S. GAAP measures. Therefore, these measures may not be comparable with similar measures presented by other issuers. A reconciliation of historical non-GAAP measures to the most directly comparable GAAP measures is available on the Company's website. Additional information on non-GAAP measures may be found on the Company's website, www.sedar.com or www.sec.gov.

FOR FURTHER INFORMATION PLEASE CONTACT:

Media	Investment Community
Jesse Semko	Jonathan Morgan
Toll Free: (888) 992-0997	Toll Free: (800) 481-2804
Email: media@enbridge.com	Email: investor.relations@enbridge.com